Exhibit 99.1

Eightco Holdings Inc. ($ORBS) Makes Strategic Investment into Mythical Games to

Accelerate Human Verification and Digital Identity in Gaming

Joining strategic round alongside Cathie Wood’s ARK Invest and World

Proving gamers are playing against verified humans across gaming universes

Investment represents Eightco’s position as the authentication and trust layer for the post-AGI world

The Company is supported by a select group of strategic and institutional investors including: BitMine (BMNR), MOZAYYX, World Foundation, Wedbush, Coinfund, Discovery Capital Management, FalconX, Kraken, Pantera, GSR, Brevan Howard and more

EASTON, PA., October 13, 2025 /PRNewswire/ — Eightco Holdings Inc. (NASDAQ: ORBS) (“Eightco” or the “Company”) today announced a strategic investment into Mythical Games (“Mythical” or “Mythical Games”) Series D financing, participating in an investment alongside Cathie Wood’s ARK Invest and World Foundation. The transaction is expected to close the week of October 20. Eightco ($ORBS) is the authentication and trust layer for the post-AGI world, working in coordination with the Worldcoin ecosystem. This strategic investment reinforces Eightco’s ($ORBS) central role in shaping the future of digital identity and verification. It also aligns with Eightco’s current corporate roadmap to allocate up to 1% of its treasury assets toward venture-style investments that advance breakthrough authentication technologies.

“This investment marks another key step in our mission to become the authentication layer of the post-AGI economy,” said Dan Ives, Chairman of Eightco ($ORBS). “Eightco’s vision extends across critical fronts including enterprise and gaming authentication. By partnering with visionary leaders such as John Linden and Mythical Games, we’re bridging digital identity and entertainment, creating a trust framework that scales globally. Worldchain’s Proof of Human and single sign-on capabilities make it the ideal foundation for the next era of gaming and AI integration.”

Led by former Call of Duty studio head John Linden, Mythical Games is a pioneer in Web3 gaming and digital ownership, with a growing portfolio of leading franchises including NFL Rivals, Pudgy Penguins’ Pudgy Party, and FIFA Rivals. The company plans to expand its marketplace product to integrate with Worldchain, an ERC-20-compatible blockchain built for Proof of Human (PoH) verification and single sign-on, marking a major step forward in secure, verifiable gaming infrastructure.

Mythical Games’ expansion with Worldchain and World ID will enable seamless interoperability between gaming assets, wallets, and identity, giving players verified ownership of digital assets while reducing fraud and improving user onboarding. Together, Eightco, Mythical Games, and World are pioneering what comes next for AI-driven identity and digital economies. The strategic alignment ensures Mythical’s gaming ecosystem will be native to the same trust and identity stack that Eightco is building for the broader AI economy.

Mythical has three games live already with over 1 million installs each: Pudgy Party (in partnership with Pudgy Penguins), NFL Rivals (in partnership with NFL and NFLPA), and FIFA Rivals (in partnership with FIFA and FIFPRO). These games have over 10 million installs combined and have been featured numerous times by both Apple App Store and Google Play. The Mythical Marketplace have over 9.6 million funded wallets and handles over $400 million a year in NFT sales volume.

“Mythical is integrating with Worldchain to bring identity and trust into the next era of gaming,” said John Linden, CEO of Mythical Games. “Our vision is to make every player, whether in FIFA Rivals, Pudgy Party, or NFL Rivals, part of a verified, global economy where digital ownership and fair play are guaranteed. By partnering with Worldcoin, we can connect billions of players through secure, human-verified accounts that work seamlessly across games, marketplaces, and rewards. It’s about scaling real-world identity and on-chain utility together, turning gaming into the largest, most inclusive digital economy on the planet.”

“Mythical’s 9.6 million wallets represent an installed base of users that can build on World ID’s over 17 million verified user count,” continued Ives. “We expect this partnership and future deals to drive positive step-change functions in the World verified customer base.”

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is building the authentication and trust layer for the post-AGI world. Its mission centers on strategic pillars including consumer authentication, enterprise authentication, and gaming authentication. Through its pioneering digital asset strategies, including the first-of-its-kind Worldcoin treasury, and partnerships with leading technology innovators, Eightco is establishing a universal foundation for digital identity and Proof of Human (PoH) verification.

For additional details, follow on X:

https://x.com/iamhuman_orbs

https://x.com/divestech

ABOUT MYTHICAL GAMES

Acknowledged by Fast Company’s World Changing Ideas 2021 and Forbes’ Best Startup Employers (2024), Mythical Games is a next-generation game company creating world-class games and empowering players to take ownership of their in-game assets through the use of blockchain technology. The team has helped develop major franchises, including Call of Duty, Call of Duty Mobile, World of Warcraft, Diablo, Overwatch, Magic: The Gathering, EA Madden, Harry Potter Hogwarts Mystery, Marvel Strike Force, Modern Warfare, and Skylanders. Mythical’s games, Blankos Block Party, NFL Rivals, Pudgy Party, and FIFA Rivals, are already played by millions of consumers worldwide and create a new economy for players, allowing them to engage in a new way with games but also directly trade and transact safely with other players worldwide.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; Eightco’s inability to innovate and attract users for Eightco’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 15, 2025. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

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